EXHIBIT 10(DD)
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                    SETTLEMENT AGREEMENT AND GENERAL RELEASE
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     This Settlement  Agreement and General Release (this "Agreement") is hereby entered into as of this 31st day of March, 2006 by and among Robert J. Aholt, Jr., an individual (the "Executive"), and Phase III Medical, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     A. The Executive was employed by the Company pursuant to an Employment Agreement by and between the Company and the Executive dated as of September 13, 2004, as amended pursuant to an amendment thereto dated as of August 12, 2005 (the "Employment Agreement"), serving as the Company's Chief Operating Officer;

     B. The Executive's employment has terminated as of February 19, 2006 (the Termination Date"); and

     C. Each of the parties hereto believes it to be in their respective best interests to enter into an agreement to set forth the terms of their respective rights and obligations relating to the Executive's separation from the Company.

                                    AGREEMENT

     In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

     1. EFFECTIVE DATE. This Agreement shall be effective on the date hereof (the "Effective Date").

     2. END OF EMPLOYMENT. The Executive's status as an employee and an officer of the Company has previously terminated. Each party hereto understands that, except as otherwise provided under this Agreement, each party hereto is entitled to nothing further from the other party (whether arising out of (i) the Employment Agreement or the termination thereof, or (ii) Employee's employment with the Company or the termination thereof or otherwise).

     3. SEPARATION PAYMENT. As consideration for the Executive's execution, delivery, and non-revocation of this Agreement, the Company shall pay to
Executive the aggregate amount of $250,000 (less applicable Federal and California state and local withholdings and payroll deductions), payable in 51 consecutive biweekly installments of $4,807.69 each (less in each case applicable Federal and California State and local withholdings and payroll deductions ("Payroll Taxes")) commencing on April 7, 2006 and continuing every two weeks thereafter until the full amount of $250,000 (less applicable Federal and California state and local withholdings and payroll deductions) is paid in full; except that (a) the first payment (and only the first payment) will be in an amount of $9,615,38 less Payroll Taxes and (b) the first payment will be made on the later of April 7, 2006 or the date that the rescission rights under
Section 10 have expired.

     4. STOCK OPTIONS. Nothing in this Agreement shall adversely effect Executive's stock option agreement ("Stock Option Grant Agreement") pursuant to which he was granted, under the Company's 2003 Equity Participation Plan (the


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"EPP"),  an option to purchase  1,500,000  shares of the Company's common stock,
$.001 par value (the "Common Stock"), which agreement shall remain in full force and effect in accordance with its terms and the terms of the EPP.

     5. ACKNOWLEDGMENT OF COMPENSATION. The Executive acknowledges and agrees that, except as otherwise specifically set forth herein, the payments under
Section 3 of this Agreement shall extinguish any and all obligations for monies, additional stock options, additional equity grants, or compensation or benefits of any kind that the Executive claims or could claim to have earned or are otherwise owed to him as a result of his employment by the Company through the date hereof, under the Employment Agreement or otherwise.

     6.   STATUS OF RELATED AGREEMENTS OR PURPORTED AGREEMENTS.

          (a) AGREEMENTS OR PURPORTED AGREEMENTS BETWEEN THE EXECUTIVE AND THE COMPANY. The Executive and the Company agree that, except for this Agreement, the Employment Agreement and the Stock Option Grant Agreement, there are no other executed agreements or purported agreements between the Company and the Executive.

          (b) EMPLOYMENT AGREEMENT. Except as otherwise provided herein, the parties agree that the Employment Agreement has been terminated as of the Termination Date. Notwithstanding the termination of the Employment Agreement, the Executive acknowledges that the duties and obligations set forth therein relating to confidentiality, non-solicitation and noncompetition as set forth below (the "Surviving Employment Agreement Provisions") extend beyond the date hereof. In the event that any provision of this Agreement conflicts with such Surviving Employment Agreement Provisions, the terms and provisions of the following Surviving Employment Agreement Provisions shall control.

     "You acknowledge that, as COO, you will have access to the Company's confidential information and that all confidential information shall be and remain the sole property of the Company and that you will not at any time, now or in the future, disclose, disseminate or otherwise make public any of the confidential information without the express written permission of the Company.

     You acknowledge and agree that your services pursuant to this Letter Agreement are unique and extraordinary; that the Company will be dependent upon you for development, financial, marketing and other expertise; and that you will have access to and control of confidential information of the Company. You further acknowledge that the business of the Company is international in scope and cannot be confined to any particular geographic area. You further acknowledge that the scope and duration of the restrictions set forth in this paragraph are reasonable in light of the specific nature and duration of the transactions contemplated by this Letter Agreement. For the foregoing reasons and to induce the Company to enter this Letter Agreement, you covenant and agree that during the Term and the period beginning at the end of the Term and ending one (1) year after the end of the Term, you shall not unless with written consent of the Company:

     (i) engage in any business directly related to the business of providing capital and guidance to companies, within the medical pharmaceutical and biotechnology sector, or in any other business conducted by the Company during the Term (collectively, the "Prohibited Activity") in the world for your own account;

     (ii) become interested in any individual, corporation, partnership or other business entity (a "Person") engaged in any Prohibited Activity in the world, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other


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relationship  or  capacity;  provided,  however,  that you may own  directly  or indirectly, solely as an investment, securities of any Person which are traded on any national securities exchange if you (x) are not a controlling person of, or a member of a group which controls, such person or (y) do not, directly or indirectly, own 5% or more of any class of securities of such person; or

     (iii) directly or indirectly hire, employ or retain any person who at any time during the last twelve (12) months of the Term was an employee of the Company or directly or indirectly solicit, entice, induce or encourage any such person to become employed by any other person.

You hereby acknowledge that the covenants and agreements contained in the immediately preceding paragraph are reasonable and valid in all respects and that the Company is entering into this Letter Agreement on such acknowledgment. If you breach, or threaten to commit a breach, of any of the restrictive covenants set forth in this Letter Agreement (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity: (i) the right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and (ii) the right and remedy to require you to account for and pay over to the Company such damages as are recoverable at law as the result of any transactions constituting a breach of any of the "Restrictive Covenants."

For purposes of interpretation of the Surviving Employment Agreement Provisions, the last day of the "Term" shall be deemed to have been the Termination Date.

     7.   RELEASES.

          (a) The Executive, for himself and his heirs, executors, administrators, assigns, affiliates, successors and agents, as well as (in his capacity as trustee) for and on behalf of the Robert J. Aholt, Jr. Family Trust (collectively, the "Executive's Affiliates") hereby fully and without limitation irrevocably releases and forever discharges the Company, its affiliates and each of its and their respective agents, representatives, officers, directors, shareholders, members, partners, employees, consultants, attorneys, auditors, accountants, investigators, affiliates, successors and assigns (collectively, the "Company Releasees"), both individually and collectively, from any and all rights, claims, demands, liabilities, actions, causes of action, suits, charges, controversies, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent, which the Executive or any of the Executive's Affiliates has or may have or may claim to have against the Company Releasees by reason of any matter, cause, or thing whatsoever, arising on or prior to the Effective Date ("Claims"), including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to the recruitment, hiring, employment, or termination of the Executive by any of the Company Releasees, the Executive's tenure as an employee and/or an officer of any of the Company Releasees, any agreement or compensation arrangement between the Executive and any of the Company Releasees (including, without limitation, the Employment Agreement), or any act or occurrence in connection with any actual, existing, proposed, prospective or claimed ownership interest of any nature of the Executive or the Executive's Affiliates in equity capital or rights in equity capital or other securities of any of the Company Releasees to the maximum extent permitted by law. The Executive specifically and expressly releases any Claims arising out of or based on: the New York State Human Rights Law, the New York City Human Rights Law; the California Fair Employment and Housing Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Family and Medical Leave


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Act; the Vietnam Era Veterans  Readjustment  Act; the Fair Credit Reporting Act;
the Americans With Disabilities Act; the Sarbanes-Oxley Act of 2002; the Age Discrimination in Employment Act; the National Labor Relations Act, as amended; the Equal Pay Act; ERISA; any provision of the California Labor Code; the
California common law on fraud, misrepresentation, negligence, defamation, infliction of emotional distress or other tort, breach of contract or covenant, violation of public policy or wrongful termination; state or federal wage and hour laws; state of federal whistleblower laws; or any other state or federal law, rule, or regulation dealing with the employment relationship. This Section 7(a) releases all Claims including those of which Executive is not aware and those not mentioned in this Agreement. Nothing in this Agreement shall preclude the Executive from participating in any manner in an investigation, hearing or proceeding conducted by the Equal Employment Opportunity Commission, but the Executive hereby waives any and all rights to recover under, or by virtue of, any such investigation, hearing or proceeding. Notwithstanding the foregoing, nothing in this Section 7(a) shall be deemed to release Company Releasees from actions and claims by Executive against any Company Releasee for contribution and/or indemnification if a third party has brought an action or claim against Executive arising out of a Company Releasee's willful misconduct or gross negligence while employed by, or serving as an officer or director of, Company.

          (b)  In  consideration  of the  releases  by  Executive  set  forth in
Section 7(a) above, the Company, for itself and its, affiliates, subsidiaries, successors, and assigns (collectively the "Company Group") hereby fully and without limitation irrevocably releases and forever discharges the Executive, and the Executive Affiliates, (collectively, the "Executive Releasees"), both individually and collectively, from any and all rights, claims, demands, liabilities, actions, causes of action, suits, charges, controversies, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent, which the Company or any of the Company Group has or may have or may claim to have against the Executive Releasees by reason of any matter, cause, or thing whatsoever, arising on or prior to the Effective Date ("Claims"), including without limitation, any and all actions, charges, controversies, demands, causes of action, suits, rights, and/or claims whatsoever that the Company may have against Executive arising out of: (i) the Employment Agreement and/or the termination of the Employment Agreement or otherwise arising out of Executive's employment with, or position as an officer of, the Company or termination of Executive's employment with, or position as an officer of, the Company; or (ii) by reason of any other matter, cause, or thing whatsoever from the date of the Executive's employment to the date this Agreement is executed by Company and delivered to Executive, whether arising directly or indirectly from any act or omission, whether intentional or unintentional. This Section 7(b) releases all Company Claims including those of which Company is not aware and those not mentioned in this Agreement up to the date of Company's execution and delivery of this Agreement to Executive. Notwithstanding the foregoing, nothing in this Section 7(b) shall be deemed to release Employee from (i) any of Executive's acts or omissions involving or arising from fraud, deceit or theft, (ii) Executive's obligations with respect to the Surviving Employment Agreement Provisions, or (iii) actions and claims by Company against Executive for contribution and/or indemnification of any action or claim brought by any third party person arising out of Executive's willful misconduct or gross negligence while employed by, or serving as an officer of, Company; provided, however, that exceptions (i) and (iii) are exceptions from the release only if the Company would generally have a cause of action against any officer if such officer's conduct was as described in clauses (i) and (iii).

     8.   WAIVER OF CIVIL CODE SECTION 1542.

          (a) Both parties hereto understand and agree that the release provided herein extends to all Claims and Company Claims released in Section 7(a) and 7(b), respectively, above, whether known or unknown, suspected or unsuspected. Both parties expressly waive and relinquish any and all rights they may have under California Civil Code Section 1542, which provides as follows:


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     "A GENERAL  RELEASE DOES NOT EXTEND TO CLAIMS  WHICH THE CREDITOR  DOES NOT
KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

          (b) Both parties expressly waive and release any rights and benefits that they have or may have under any similar law or rule of any other jurisdiction. It is the intention of each party through this Agreement and with the advice of counsel to fully, finally and forever settle and release the Claims and the Company Claims as set forth in Section 7 above. In furtherance of such intention, the release herein given shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery of any additional Claims, Company Claims or facts relating thereto.

     9. RELEASE OF FEDERAL AGE DISCRIMINATION CLAIMS BY THE EXECUTIVE. The Executive hereby knowingly and voluntarily waives and releases all rights and claims, known or unknown, arising under the Age Discrimination In Employment Act of 1967, as amended, which he might otherwise have had against the Company or any of the Company Releasees regarding any actions which occurred prior to the Effective Date.

     10. RIGHTS UNDER THE OLDER WORKERS BENEFIT PROTECTION ACT. In accordance with the Older Workers Benefit Protection Act of 1990, the Executive hereby is advised of the following:

          (a) The Executive has the right to consult with an attorney before signing this Agreement and is encouraged by the Company to do so;

          (b) The Executive has twenty-one (21) days from his receipt of this Agreement to consider it; and

          (c) The Executive has seven (7) days after signing this Agreement to revoke Sections 7(a), 8, 9, and 11(a) of this Agreement (which must be revoked in their entirety and as a group), and the Executive understands he will not receive any of the pay and benefits under this Agreement until that revocation period has expired without exercise. The Executive understands that to exercise his right to revoke this Agreement within such seven (7) day period, he must do so in a signed writing delivered to the Company's Chief Executive Officer before the close of business on the seventh calendar day after he signs this Agreement. In the event that the Executive exercises his right to revoke this Agreement, this Agreement shall be null and void and of no force and effect.

     11.  REPRESENTATIONS; COVENANT NOT TO SUE.

          (a) Executive hereby represents and warrants to the Company Releasees that (i) Executive has not filed, caused or permitted to be filed any pending proceeding (nor has Executive lodged a complaint with any governmental or quasi-governmental authority) against the Company or any other Company Releasee, nor has Executive agreed to do any of the foregoing, (ii) Executive has not assigned, transferred, sold, encumbered, pledged, hypothecated, mortgaged, distributed, or otherwise disposed of or conveyed to any third party any right or Claim against Company or any Company Releasee that has been released in this Agreement, and (iii) Executive has not knowingly assisted (and will not knowingly assist) any third party in filing, causing or assisting to be filed, any Claim against Company or any other Company Releasee. In addition, Executive shall not knowingly encourage or solicit or, unless compelled by a lawfully issued governmental order or decree or any other legal requirement, knowingly assist or participate in any way in the filing, reporting or prosecution by itself or any third party of a proceeding or Claim against Company or any other


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Company  Releasee  based upon or relating to any Claim  released by Executive in this Agreement. It shall not be a breach of this Section 11(a) for either party to testify truthfully in any judicial or administrative proceeding.

          (b) Company hereby represents and warrants to Executive that (i) Company has not filed, caused or permitted to be filed any pending proceeding (nor has Company lodged a complaint with any governmental or quasi-governmental authority) against Executive, nor has Company agreed to do any of the foregoing,
(ii) Company has not assigned, transferred, sold, encumbered, pledged, hypothecated, mortgaged, distributed or otherwise disposed of or conveyed to any third party any right or Company Claim against Executive that has been released in this Agreement, and (iii) Company has not knowingly assisted (and will not knowingly assist) any third party in filing, causing or assisting to be filed, any claim against Executive. In addition, Company shall not knowingly encourage or solicit or, unless compelled by a lawfully issued governmental order or decree or any other legal requirement, knowingly assist or participate in any way in the filing, reporting or prosecution by itself or any third party of a proceeding or Company Claim against Employee based upon or relating to any Company Claim released by Company in this Separation Agreement. It shall not be a breach of this Section 11(b) for Company to testify truthfully in any judicial or administrative proceeding.

     12. PROPRIETARY INFORMATION. The Executive acknowledges that certain information, observations and data obtained by him during the course of or related to his employment with the Company (including, without limitation, projection programs, business plans, business matrix programs (I.E., measurement of business), strategic financial projections, financial information, shareholder information, product design information, marketing plans or proposals, personnel information, customer lists and other customer information) are the sole property of the Company and constitute Confidential Information of the Company. In addition to his promises in Surviving Employment Agreement Provisions, the Executive agrees that he will not disclose to any person or use any such information, observations or data. If the Executive is served with a deposition subpoena or other legal process calling for the disclosure of such information he will notify the Company's Chief Executive Officer as soon as is reasonably practicable after receiving notice to enable the Company to seek a protective order at Company's sole cost and expense.

     13. COVENANTS. Until such time as the entire payment described in Section 3 above is paid in full, Company hereby agrees as follows (the "Payroll Covenants"):

          (a) Company shall not pay any deferred compensation to any officer that was earned by them, but unpaid, as of December 31, 2005, unless, simultaneously with such payment of deferred compensation, the Company pays to Executive the same proportionate amount of deferred compensation which was due to him at December 31, 2005. Executive was owed approximately $58,000 of deferred compensation at December 31, 2005. All officers (including the Executive), were owed $278,241 of deferred compensation at such date.
Accordingly, the Executive must received at least 20% of all deferred compensation payments made by the Company hereafter until all amounts due to him are paid in full. Furthermore, no deferred compensation payments may be made if the Company is late in making scheduled payment under Section 3 to the Executive. Any amount paid to Executive pursuant to Section 13(a) shall be offset against the last payment(s) due under Section 3 above.

Nothing contained herein shall prevent or give the Executive any rights or claims if any officer or employee of the Company is paid any compensation or deferred compensation in securities of the Company. The foregoing covenant shall only affect cash payments.

     14.  REMEDIES.

          (a) If the Executive breaches any of the material terms or conditions of this Agreement, it shall constitute a breach and Company shall be entitled to


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all remedies available  hereunder  (including,  without  limitation,  injunctive relief herein), or otherwise available at law or in equity. Notwithstanding the foregoing, to the extent any such breach by the Executive is curable, Executive shall have 10 days following notice from Company to cure such breach. Without limiting the foregoing, the Executive acknowledges that any unfair competition or misuse of trade secret or Confidential Information belonging to the Company, or any violation of the Surviving Employment Agreement Provisions or Sections 12 and 16 of this Agreement, will result in irreparable harm to the Company, and therefore, the Company shall, in addition to any other remedies available at law or in equity, be entitled to immediate injunctive relief.

          (b) If Company breaches any of the material terms or conditions of this Agreement (including, without limitation, the failure to pay any payment installment to Executive hereunder when due after the expiration of the cure period set forth in Section 30(c) below or failure to adhere to the provisions of Section 13), it shall constitute a breach of this Agreement if such breach is not cured within ten (10) days after written notice, and in addition to and not instead of Executive's other remedies hereunder or otherwise at law or in equity, Company's obligation to pay the unpaid balance of the payment set forth in Section 3, at the option of Executive, shall accelerate and be due and payable in full ten (10) days after written notice of the acceleration from Executive, without delay or discount. If the accelerated amount is not paid when due, time being of the essence, the consideration for Executive's release herein against Company shall be deemed to have failed and such release against the Company shall be deemed withdrawn. The release against the Company's agents, representatives, officers, directors, shareholders, and other Company Releasees shall not be withdrawn and shall remain at all times in full force and effect. Notwithstanding the foregoing, Company shall during the term hereof have one ninety day grace period after notice to cure a failure to pay the biweekly payments due Executive herein; provided that such 90 day grace period may not be exercised by the Company prior to July 15, 2006. Company shall notify Executive within five (5) days after receiving a notice of default relating to a bi-weekly payment of Company's election to exercise its one time grace period, in which case, Company shall be in breach of its obligations hereunder only if it does not cure such breach within ninety days after such notice of breach.

          (c) In the event Company fails to make the payments when due as set forth in Section 3 herein, or defaults in its obligations under Section 13 herein, Company shall provide to Executive upon Executive's written request, the Company's most recently filed Federal IRS form 941 for Company, its affiliates and subsidiaries, if applicable, concurrently with the filing thereof .

     15. NO FUTURE EMPLOYMENT. The Executive understands that his employment with the Company has ended and will not be resumed at any time in the future. The Executive agrees that he will not apply for, seek or accept employment by the Company at any time, unless invited to do so by the Company.

     16. NON-DISPARAGEMENt. The Executive agrees not to disparage or otherwise publish or communicate derogatory statements about the Company, its management, products and services to any third party. Company agrees to use commercially reasonable efforts to cause its executive officers and directors not to disparage or other publish or communicate derogatory statements about Executive. It shall not be a breach of this Section 16 for the Executive or Company's executive officers and/or directors to testify truthfully in any judicial or administrative proceeding, or to make factually accurate statements in legal or public filings.

     17.  TAXES.  The  Executive  acknowledges  that the  payments  set forth in
Section 3 will be subject to customary payroll withholding and deductions and agrees that he is solely responsible for all other tax obligations, including, but not limited to, all payment obligations, which may arise as a consequence of


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this settlement.  The Executive  further agrees to promptly pay and to indemnify and hold the Company Releasees harmless from and against any and all loss, cost, damage or expense, including, without limitation, attorneys' fees, interest, assessments, withholdings and penalties, arising out of any dispute over the tax treatment of any of the proceeds paid to the Executive as a result of this settlement. The Executive further agrees not to seek or make any claims against the Company Releasees for any loss, cost, damage or expense if a claim or adverse determination is made in connection with the tax treatment of any of the proceeds of this settlement or a portion thereof. The Executive understands and agrees that the Company Releasees shall not have any duty to defend against any claim or assertion in connection with the tax treatment of the proceeds of this settlement or any portion thereof, and the Executive agrees to assume full responsibility for defending against any such claim or assertion. In addition, the Executive agrees to notify the Company within ten (10) business days of any communication or action by any government agency relating the tax treatment of any of the proceeds paid to the Executive as a result of this settlement.

     18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

     19. VENUE; ARBITRATION. The arbitration provisions of the Employment Agreement are incorporated herein as follows:

          This Agreement shall be governed by, and construed in with, the internal laws of the State of New York, without reference to the choice of law principles thereof. Any claim, controversy or dispute between the parties hereto, arising out of, relating to, or in connection with this Agreement or any aspect of your services to the Company hereunder, including but not limited to the termination of this Agreement and any and all claims in tort or contract, shall be submitted to arbitration in Melville, New York, pursuant to the American Arbitration Association ("AAA") National Arbitration Rules for the Resolution of Employment Disputes. This provision shall apply to claims against the Company and/or its affiliates and their respective current or former employees, agents, managers, officers and/or directors. Any issue about whether a claim is covered by this Agreement shall be determined by the arbitrator. There shall be one arbitrator, who (a) shall be chosen from a panel provided by the AAA and who shall apply the substantive law of the State of New York,
     (b) may award injunctive relief or any other remedy available from a judge, including attorney fees and costs to the prevailing party, and (c) not have the power to award punitive damages. Judicial review of the arbitrator's award shall be strictly limited to the issue of whether said award was obtained through fraud, corruption or misconduct.

     20. SALE OF STOCK. Company agrees that if Executive elects to sell any of his stock in Company in the future and if the sale by the Executive is exempt from registration under applicable securities laws, the Company will cause its counsel, at the Company's expense, to provide an appropriate opinion to that effect to the Company's transfer agent.

     21. ATTORNEYS' FEES. In any action, litigation or proceeding between the parties arising out of or relating to this Agreement, including any purported breach of this Agreement, the prevailing party shall be entitled to reimbursement of its reasonable attorneys fees and costs.

     22. NON-ADMISSION OF LIABILITY. The parties understand and agree that neither the payment of any sum of money nor the execution of this Agreement by the parties will constitute or be construed as an admission of any wrongdoing or liability whatsoever by any party.

     23. SEVERABILITY. If any one or more of the provisions contained herein (or parts thereof) or in the Surviving Employment Agreement Provisions (or parts thereof), or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof and thereof will not be in any way impaired or affected, it being intended that all of the rights and privileges shall be enforceable to the fullest extent permitted by law.

     24. ENTIRE AGREEMENT. This Agreement and the Surviving Employment Agreement Provisions represent the sole and entire agreement among the parties and, except as expressly stated herein, supersedes all prior agreements, negotiations and discussions among the parties with respect to the subject matters contained herein.

     25. WAIVER. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement or the Surviving Employment Agreement Provisions to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

     26. AMENDMENT. This Agreement may be modified or amended only if such modification or amendment is agreed to in writing and signed by duly authorized representatives of the parties hereto, which writing expressly states the intent of the parties to modify this Agreement.

     27. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original as against any party that has signed it, but all of which together will constitute one and the same instrument.

     28. ASSIGNMENT. This Agreement inures to the benefit of and is binding upon both parties and their respective successors and assigns.

     29. NOTICE. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered; (b) if sent by telecopy or facsimile; or
(c) if mailed by overnight or by first class, certified or registered mail, postage prepaid, return receipt requested, and properly addressed as follows:

If to the Executive:   Robert J. Aholt, Jr.
                       20128 Cavern Court
                       Saugus, California  91390

If to the Company:     Phase III Medical, Inc.
                       330 South Service Road
                       Suite 120
                       Melville, New York  11747
                       Att:  Principal Executive Officer
                       Fax: (631) 574-4956

Such addresses may be changed, from time to time, by means of a notice given in the manner provided above. Notice will conclusively be deemed to have been given when personally delivered (including, but not limited to, by messenger or courier); or if given by mail, on the fifth postal day after being sent by first class, certified or registered mail; or if given by Federal Express or other similar overnight service, on the date of delivery; or if given by telecopy or facsimile machine during normal business hours on a business day, when confirmation of transmission is indicated by the sender's machine; or if given by telecopy or facsimile machine at any time other than during normal business hours on a business day, the first business day following when confirmation of transmission is indicated by the sender's machine, provided that a duplicate copy is deposited in the United States mail and mailed by first class mail to the addressee on the same date as the facsimile transmission. Notices, requests, demands and other communications delivered to legal counsel of any party hereto, whether or not such counsel shall consist of in-house or outside counsel, shall not constitute duly given notice to any party hereto.

     30.  MISCELLANEOUS PROVISIONS.

     (a) The parties represent that they have read this Agreement and fully understand all of its terms; that they have conferred with their attorneys and financial advisors, or have knowingly and voluntarily chosen not to confer with their attorneys and financial advisors about this Agreement; that they have executed this Agreement without coercion or duress of any kind; and that they understand any rights that they have or may have and sign this Agreement with full knowledge of any such rights.

     (b) Each party has been represented by counsel who has participated in the drafting of this Agreement. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular must be construed to have been used in the plural, and vice versa, and each gender must include any other gender. The captions of the Sections of this Agreement are for convenience only and must not affect the construction or interpretation of any of the provision herein.

     (c) Each provision of this Agreement and the Surviving Employment Agreement Provisions to be performed by a party hereto is both a covenant and a condition, and is a material consideration for the other party's performance hereunder, and any breach thereof by the party will be a material default hereunder. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement are cumulative and no one of them is exclusive of any other. Notwithstanding anything contained herein to the contrary, the Company shall have ten (10) days following notice from the Executive to cure any payment default under this Agreement. In addition to any other rights and remedies hereunder or pursuant to applicable law or equity, any payments not made within such 10 day grace period shall thereafter accrue interest on the amount past due at the rate of 1% per month.

     (d) Each party acknowledges that no representation, statement or promise made by any other party, or by the agent or attorney of any other party, except for those in this Agreement, has been relied on by him or it in entering into this Agreement.

     (e) Each party understands that the facts with respect to which this Agreement is entered into may be materially different from those the parties now believe to be true. Except in the case where the existence of any additional or different facts constitutes the material breach of a representation or warranty, each party accepts and assumes this risk and agrees that this Agreement and the releases in it shall remain in full force and effect, and legally binding, notwithstanding the discovery or existence of any additional or different facts, or of any claims with respect to those facts.

     (f) EACH OF THE PARTIES ACKNOWLEDGES THAT HE/IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT, AND SPECIFICALLY, EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below.

"EXECUTIVE"

/s/ Robert J. Aholt, Jr.
------------------------------
Robert J. Aholt, Jr.

"COMPANY"

PHASE III MEDICAL, INC., a Delaware corporation

By:  /s/ Mark Weinreb
    ------------------------------
    Mark Weinreb, President and CEO